UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

Leafly Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39119	84-2266022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Cherry Street PMB 88154
Seattle, Washington		98104-2205
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 455-9504

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LFLY	The Nasdaq Stock Market LLC
Warrants	LFLYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of Leafly Holdings, Inc. (the “Company”) approved a form of Executive Severance Agreement (the “Agreement”) to provide certain current key executives of the Company (the “Executives”), including Suresh Krishnaswamy, the Company’s Chief Financial Officer, with certain severance payments and benefits in the event of certain terminations of employment, including in connection with a change of control of the Company, under the circumstances specified in the Agreement and summarized below.

Prior to approval of the Agreement, only the Company’s Chief Executive Officer was eligible to receive enhanced severance benefits in the event of a qualifying termination, as set forth in her employment agreement with the Company. The Committee believes it is in the best interests of the Company that its wholly owned subsidiary, Leafly, LLC (“Leafly”), enter into the Agreement with the Executives (i) for retention purposes to ensure the continued dedication of the Executives and (ii) to provide for a consistent approach for each of the Executives with respect to their severance and change of control benefits.

On July 28, 2023, Leafly and Mr. Krishnaswamy entered into the Agreement in the form approved by the Committee. Pursuant to the Agreement, if the employment of an Executive is terminated by Leafly other than for Cause or by the Executive for Good Reason (as such terms are defined in the Agreement), they will be entitled to receive the following payments and benefits, subject to their execution and non-revocation of a separation agreement, including a general waiver and release of claims and confidentiality and non-disparagement provisions (the “Release”), within 60 days following the date of such termination:

•
cash payment equal to one-half of the Executive’s annual base salary as in effect on the Executive’s last day of employment (exclusive of any other compensation) paid in equal installments over the course of six months in accordance with Leafly’s regular payroll schedule and practices, commencing with the first payroll following the effective date of the Release; and
•
if the Executive elects to continue their group healthcare benefits, payment of the Executive’s COBRA coverage for up to six months.

In addition, pursuant to the Agreement, if the Executive is terminated by Leafly other than for Cause or by the Executive for Good Reason (as such terms are defined in the Agreement) within the period commencing on the Company’s public announcement of a proposed Change of Control (as such term is defined in the Company’s 2021 Equity Incentive Plan) and ending on the earlier of (i) the twelve-month period following the consummation of the proposed Change of Control, or (ii) the Company's public announcement that the proposed Change of Control will not occur, they will be entitled to receive the following payments and benefits, subject to their execution and non-revocation of a Release within 60 days following the date of such termination:

•
cash payment equal to one-half of the Executive’s annual base salary as in effect on the Executive’s last day of employment (exclusive of any other compensation) paid in equal installments over the course of six months in accordance with Leafly’s regular payroll schedule and practices, commencing with the first payroll following the effective date of the Release;
•
if the Executive elects to continue their group healthcare benefits, payment of the Executive’s COBRA coverage for up to six months; and
•
accelerated vesting of all of the Executive’s then unvested and outstanding awards of stock options and/or restricted stock units which vest solely based on continued service and not based on performance, which shall not preclude the acceleration of any performance based equity awards according to the terms of their grant or any other agreement.

The Agreement also provides that for one year following an Executive’s termination of employment, such Executive will not, without Leafly’s prior written consent, directly or indirectly work in any geographical region in which Leafly conducts business or plans to conduct business on any products or services that are competitive with products or services (i) being commercially developed or exploited by Leafly during the Executive’s employment and (ii) on which the Executive worked or about which the Executive learned proprietary information during their employment with Leafly.

The foregoing is only a summary of the terms and conditions of the Agreement, which does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Executive Severance Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leafly Holdings, Inc.

Date:	July 28, 2023	By:	/s/Suresh Krishnaswamy
Suresh Krishnaswamy